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                                                                   Exhibit 23.1


               CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to the use of our report on the financial statements of SureBeam Corporation dated August 10, 2000 and to all references to our Firm included in or made a part of this registration statement.


ARTHUR ANDERSEN LLP


San Diego, California
August 14, 2000